Exhibit 99.1

MEMORANDUM OF AGREEMENT dated as of the 23rd day of June 2004


BY AND BETWEEN:         ANFIELD LIMITED, a corporation duly incorporated under
                        the laws of the State of Israel

                        (hereinafter referred to as the "Borrower"),


AND:                    STEPHEN R. BRONFMAN, Executive, of the City of Montreal,
                        Province of Quebec,

                        (hereinafter referred to as the "Lender");

            WHEREAS the Borrower currently owns a total of 847,240 Ordinary Shares in Koor, all of which are pledged in favour of Bank Hapoalim B.M. (the "Bank") by way of first-ranking security for all amounts owing to the Bank from the Borrower under the terms of the Anfield Loan Agreement (as hereinafter defined);

            WHEREAS the parties hereto entered into a Loan Agreement (as hereinafter defined) as of April 6, 1998 pursuant to which the Lender loaned U.S.$25 million to the Borrower (the "SRB Loan");

            WHEREAS the Lender has made a demand for payment of the SRB Loan which the Borrower has been unable to pay;

            WHEREAS the Borrower is desirous of satisfying its obligations under the Loan Agreement by way of transfer to the Lender of Ordinary Shares in Koor Industries Ltd. ("Koor"), pursuant to the provisions of section 3.6 of the Loan Agreement;

            WHEREAS the parties are desirous of setting forth their understandings and agreements;

            NOW, THEREFORE, THIS AGREEMENT WITNESSETH

1. The preamble hereto shall form an integral part hereof.

2. For the purposes of the present Agreement, the following terms shall have the following respective meanings:

      a) "Anfield Loan Agreement" means the loan agreement between the Bank and the Borrower dated October 19, 1997 (as subsequently amended) as the same shall be amended and restated on the date hereof;

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      b)    "Anfield Share Pledge" means the debenture entered into by the
            Borrower in favour of the Bank on October 20, 1997 (as subsequently amended), as the same shall be amended and restated on the date hereof;

      c) "Loan Agreement" means the loan agreement between the parties hereto dated as of April 6, 1998;

      d) "Pledged Securities" means the 847,240 Ordinary Shares in Koor and any other assets pledged by the Borrower pursuant to the Anfield Share Pledge.

      e) "Recourse Securities" means the 209,338 Ordinary Shares in Koor (forming part of the Pledged Securities) to be transferred by the Borrower to the Lender pursuant to Section 3 hereof, and which constitute all of the "Subject Koor Securities" under the terms of the Loan Agreement.

            Other capitalized terms herein shall have the meanings ascribed thereto in the Loan Agreement unless otherwise indicated.

3. Pursuant to the provisions of Section 3.6 of the Loan Agreement, the Borrower hereby transfers to the Lender the Recourse Securities, with good and marketable title.

4. The Lender acknowledges that until such time as the Recourse Securities are registered in the name of the Lender or in the name of one or more transferee of the Lender, the Recourse Securities remain subject to the Anfield Share Pledge, together with the 547,902 Ordinary Shares in Koor owned by the Borrower after giving effect to the transfer set forth in Section 3 hereof and certain other transfers contemplated by the Borrower.

5. The Lender agrees that he, or one or more transferee of the Lender, will pay to the Bank an amount of 20,217,842 New Israel Shekels in partial repayment of the amount owed by the Borrower under the Anfield Loan Agreement.

6. The Borrower represents and warrants to the Lender that the subject to payment by the Lender of the amount referred to in Section 5 above, the Recourse Shares will be transferred to the Lender free of the Anfield Shares Pledge and free of any other encumbrance third party right, save for any such encumbrance or right created by the Lender or any transferee of the Lender.

7. The Lender represents and warrants to the Borrower that:

      a) the principal amount outstanding under the Loan Agreement is US$25 million;

      b)    no interest is due under the Loan Agreement;

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      c)    that upon transfer of the Recourse Shares to the Lender, the
            Borrower has no further liability towards the Lender under the Loan Agreement

8. Unless otherwise provided in this Agreement, any demand, request or notice to be given under this Agreement shall be given by delivering the same or by mailing, by registered mail, postage prepaid or by telexing by way of tested telex or by telecopying the same, addressed as indicated opposite the names of the signatories on the signature pages of this Agreement, or to such other address as may be notified by any party to the others pursuant to Section 17.2 of the Loan Agreement:

      b)    If to the Borrower, at:

            Herzog, Fox & Neeman
            Asia House
            Weizmann 4
            Tel Aviv 64239
            Israel

            Attention: Mr. Alan Sacks
            Fax: (972) 3 696 6464

      c)    If to the Lender, at:

            c/o Davies Ward Phillips & Vineberg

            1501 McGill College
            26th floor
            Montreal, Quebec
            H3A 3N9
            Canada

            Attention: Mr. Michael Vineberg
            Fax: (514) 308-0132

            Any such demand, request or notice sent as aforesaid shall be deemed to have been received by the party to whom it is addressed (a) upon receipt, if delivered or sent by registered mail, (b) on the Business Day next following the date of transmission if telexed and the appropriate answerback is received and
(c) if telecopied and transmission confirmation is received before 3:00 p.m. on a Business Day, on that day and if telecopied and transmission confirmation is received after 3:00 p.m. on a Business Day, on the Business Day next following the date of transmission; provided, however, that in the event normal mail service, telecopier service or telex service shall be interrupted by strike, force majeure or other cause, then the party sending the demand, request or notice, shall utilize any other mode of communication which shall ensure prompt receipt of such demand, request or notice by the other party or parties.

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9. The parties agree that this Agreement is conclusively deemed to be made under, and for all purposes to be governed by and construed in accordance with, the laws of the Province of Quebec and federal laws of Canada applicable therein.

10. The parties hereby submit to the non-exclusive jurisdiction of any court of competent jurisdiction for the Province of Quebec in any action or proceeding whatsoever by either of the Lenders to enforce its rights hereunder.

11. Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction, does not invalidate, affect or impair the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction does not invalidate or render unenforceable such provision in any other jurisdiction.

12. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower from any provision of this Agreement will in any event be effective unless it is in writing and then the amendment, modification, waiver or consent will be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given.

13. This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument; any party may execute this Agreement by signing any counterpart of it and may communicate such signing by telecopier or otherwise.

14. The parties shall do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

15. The Parties confirm that they have requested that this Agreement and all documents and notices contemplated thereby be drawn up in the English language. Les Parties confirment avoir requis que cette convention et tous les documents et avis qui y sont envisages soient rediges en langue anglaise.

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            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed.

                                          ANFIELD LIMITED



                                          Per:      /s/ Alan Sacks
                                              ----------------------------------


                                                    /s/ Stephen R. Bronfman
                                              ----------------------------------
                                              STEPHEN R. BRONFMAN